SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 18, 2006

METRO ONE TELECOMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 18, 2006, Metro One Telecommunications, Inc. (“Metro One”) received a Nasdaq Staff Deficiency Letter indicating that Metro One is not in compliance with the $1.00 minimum closing bid requirement set forth in Nasdaq Marketplace Rule 4450(a)(5) (the “Minimum Bid Price Rule”), and as a result Metro One’s common stock will be delisted at the opening of business on January 27, 2006, unless Metro One requests a hearing in accordance with the Nasdaq Marketplace Rules.  Shares of Metro One’s common stock currently trade on The Nasdaq National Market under the symbol “INFO.”

As previously reported on Form 8-K filed on July 27, 2005, Metro One was initially notified on July 20, 2005, that its stock had closed below the minimum bid price for 30 consecutive days.  In accordance with Nasdaq Marketplace Rules, Metro One was granted 180 calendar days, or until January 17, 2006 to regain compliance with the Minimum Bid Price Rule.  In addition, and as previously reported on Form 8-K filed on October 28, 2005, the Nasdaq Staff notified Metro One that it did not comply with the independent director and audit committee continued inclusion requirements set forth in Marketplace Rule 4350.  The letter stated that, consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), Metro One was provided a cure period until the earlier of Metro One’s next annual shareholders’ meeting or October 4, 2006, in order to regain compliance.  Metro One, however, must also address these deficiencies at any hearing.

Metro One intends to request a hearing of a Listing Qualifications Panel to review the Nasdaq Staff’s delisting determination.  A request for a hearing is expected to stay the delisting of Metro One’s common stock pending the Panel’s decision.  At the hearing, Metro One intends to present a plan for its continued listing on the Nasdaq National Market.  There can be no assurance the Panel will grant Metro One’s request for continued listing.

If the Panel determines not to continue to list Metro One’s common stock on the Nasdaq National Market, Metro One intends to request the Panel to permit Metro One to transfer its common stock to the Nasdaq Capital Market.  Under the rules of the Nasdaq Capital Market, Metro One would have until July 17, 2006, to comply with the $1.00 minimum closing bid price requirements of the Nasdaq Capital Market.  If Metro One determines to apply for listing its common stock on the Nasdaq Capital Market, there can be no assurance that it will meet the initial listing requirements for the Nasdaq Capital Market at such time.

On January 24, 2006, Metro One issued a press release announcing that it had received the Nasdaq Staff Determination letter.  A copy of such press release is filed herewith as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release dated January 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2006		METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer